Fixed and Floating Charge

AMI Australia Holdings Pty Limited

ANZ Nominees Limited as custodian for the
Professional Pension PST - Pension

Doyle Corporate Pty Limited
Solicitors
Level 1
204-218 Botany Road
ALEXANDRIA NSW 2015
Tel: (02) 9640 5185
Fax: (02) 9640 5186
Email: richard.doyle@aminet.com.au

Contents

Clause
Number	Heading	Page

1	Definitions and interpretation	1

2	Charge	10

3	Release of Charge	13

4	Representations and warranties	14

5	Undertakings	17

6	Events of Default	27

7	Interest on overdue amounts	31

8	Powers of Chargee on default	32

9	Appointment of Receiver	35

10	Receipt and application of money	36

11	Payments	37

12	Unlawfulness or increased costs	38

13	Indemnities	40

14	Assignment	42

15	Set-off	42

16	Notices	42

17	Indemnities	43

18	Preservation of rights	44

19	General provisions	47

20	Governing law and jurisdiction	48

Date	2006

Parties	AMI Australia Holdings Pty Limited (ACN 095 238 645) of Level 1, 204-218 Botany Road, Alexandria NSW 2015 (Chargor)

ANZ Nominees Limited as custodian for the Professional Pension PST - Pension (ABN 96 005 357 568) of 530 Collins Street, Melbourne VIC 3001 (Chargee)

Operative provisions

1	Definitions and interpretation

1.1	In this Deed, unless the context requires another meaning:

Accounting Standards means:

(a)	the accounting standards applicable for the purposes of the Corporations Act;

(b)	the requirements of the Corporations Act for the preparation and content of financial reports, directors' reports and auditors' reports; and

(c)	generally accepted and consistently applied accounting principles and practices in Australia, except those inconsistent with the standards or requirements referred to in paragraphs (a) or (b);

Accounts means, for a particular period:

(a)	for the Chargor or a Security Provider, its statement of financial performance and statement of cash flows for that period and its statement of financial position as at the end of that period; and

(b)
for the Group, the consolidated statement of financial performance and consolidated statement of cash flows of the Group for that period and the consolidated statement of financial position of the Group as at the end of that period;

and all disclosures, reports and notes required to be included or attached to or intended to be read with any of those financial statements and all directors' declarations about those financial statements.

Amount Owing means all money, obligations and liabilities of any kind that are now or may in the future become due, owing or payable, whether actually, contingently or prospectively, by the Chargor to or for the account of the Chargee under or in relation to a Transaction Document including on account of principal, interest, fees, expenses, indemnity payments, losses or damages and irrespective of:

(a)	the capacity of the Chargor or the Chargee (whether as principal, agent, trustee, beneficiary, partner or otherwise);

(b)	whether the Chargor is liable as principal debtor or as surety;

(c)	whether the Chargor is liable alone, jointly or jointly and severally with another person;

(d)	whether or not the money, obligation or liability is owed to the Chargee, or to its account, as a result of an assignment, transfer or other dealing with or without the Chargor's consent; or

(e)	whether the money, obligation or liability is owed or secured before or after the date of this Deed or any assignment of this Deed or any other Transaction Document.

Approved Purposes means general working capital purposes.

Authorisation means:

(a)
any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, resolution, direction, declaration or exemption and any renewal and variation of them; and

(b)	for anything which a Government Agency may prohibit or restrict within a specified period, the expiry of that period without intervention or other action by that Government Agency.

Authorised Officer means:

(a)
for the Chargor or a Security Provider, a director or a secretary of the Chargor or that Security Provider or any other person nominated by the Chargor or that Security Provider by notice to the Chargee to be an Authorised Officer, the notice to be accompanied by a certified copy of the signature of any person nominated; and

(b)
for the Chargee, a director or a secretary of the Chargee, or any employee of the Chargee whose title includes the word Manager and includes a person acting in any of those capacities or any other person nominated by the Chargee by notice to the Chargor to be an Authorised Officer.

Bank means an authorised deposit-taking institution authorised by the Australian Prudential Regulation Authority to carry on banking business under the Banking Act 1959 (Cth).

Base Rate means an annual interest rate equal to 450 basis points above the RBA cash rate.

Business Day means a day on which Banks are open for business in Sydney other than a Saturday, a Sunday or a public holiday.

Charge means the charge over the Secured Property created by this Deed.

Claim means any claim, cost (including legal costs on a solicitor and client basis), damages, debt, expense, Tax, liability, loss, obligation, allegation, suit, action, demand, cause of action, proceeding or judgment of any kind however calculated or caused, and whether direct or indirect, consequential, incidental or economic.

Cleared Funds means money that is immediately available to the recipient and freely transferable by it.

Controller has the meaning given to controller in section 9 of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Dollars and $ mean the lawful currency of Australia.

Environmental Law means any law about the environment, planning, building or local government and includes any law about.

(a)	land use or occupation of land or buildings;

(b)	occupational health and safety;

(c)	heritage preservation, protection or conservation of natural or cultural resources;

(d)	noise or odour;

(e)	pollution or contamination of air, water or soil;

(f)	a Pollutant;

(g)	waste disposal, treatment or storage;

(h)	chemical, toxic, hazardous, poisonous or dangerous substances; or

(i)	pesticides.

Environmental Liability means any liability, obligation, cost, expense, penalty, compensation or fine imposed or incurred under an Environmental Law on or by the Chargor or a Security Provider or a member of the Group as a result of activities carried on during the ownership of the Chargor's properties by the Chargor or a Security Provider or a member of the Group or its predecessor in title or by any previous occupier.

Event of Default means an event listed in clause 6.

Excluded Tax means a Tax imposed on the overall net income of the Chargee as a consequence of the Chargee being organised, doing business, being a resident of or receiving income from a source in a jurisdiction other than a Tax:

(a)
imposed as a result of the Chargee being deemed to be organised, doing business, resident or receiving income in that jurisdiction only because it has executed or delivered a Transaction Document, or performed its obligations, received a payment under or enforced a Transaction Document; or

(b)	calculated on or by reference to the gross amount of any payment received or receivable by the Chargee under any Transaction Document (without allowance for any deduction).

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other government, semi-government, judicial, administrative, monetary or fiscal authority, whether statutory or not.

Group means the Chargor and its Subsidiaries and member of the Group or Group Company means any one of them.

GST means GST as defined in the A New Tax System (Goods & Services Tax) Act 1999 (Cth), or any like tax.

Guarantee means a guarantee, indemnity, letter of credit, performance bond, letter of comfort or other assurance or assumption of responsibility, however it is described, given for a debt or liability of another person or the solvency or financial condition of another person.

Indebtedness of a person means any debt or other monetary obligation of that person (whether actual or contingent, present or future and as principal, surety or otherwise):

(a)	for money borrowed or under any arrangement for financial accommodation or credit;

(b)	for money raised including by the issue of bonds, notes, debentures, loan stock or similar instruments, under any note purchase facility or for any redeemable preference share;

(c)	under any swap, derivatives or hedging arrangement;

(d)	under any finance or capital lease or hire purchase arrangement;

(e)	under any Guarantee;

(f)	for the deferred purchase price of any asset or service, except trade debts which arise in the ordinary course of business and which are payable within 90 days; or

(g)	under any other transaction the commercial purpose or effect of which is to raise finance.

Insolvency Event means, for any person that is a body corporate, the happening of one or more of the following events:

(a)	except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the Chargee:

(i)
process is filed in a court seeking an order that it be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within 7 days of it being filed; or

(ii)	an order is made that it be wound up or that a Controller be appointed to it or any of its assets; or

(iii)	a resolution that it be wound up is passed or proposed;

(b)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of its assets or undertaking;

(c)	an administrator is appointed to it, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d)
it enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors is proposed or effected;

(f)
any action is taken by the Australian Securities and Investments Commission with a view to its deregistration or its dissolution, or an application is made to the Australian Securities and Investments Commission that any such action be taken;

(g)
it is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its Accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h)	as a result of the operation of section 459F(1) of the Corporations Act, it is taken to have failed to comply with a statutory demand;

(i)	it stops or suspends or threatens to stop or suspend the payment of all or a class of its debts or the conduct of all or a substantial part of its business;

(j)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to it; or

(k)	anything having a substantially similar effect to any of the events specified in paragraphs (a) to (j) inclusive happens to it under the law of any jurisdiction.

Interest Payment Date means:

(a)	the last day of an Interest Period; and

(b)	in the case of an Interest Period of more than 6 months, the last day of each 6 month period during that Interest Period.

Interest Period has the meaning ascribed to it in the Loan Agreement.

Loan means the amount of AUD1.8 million to be made available by the Chargee to the Chargor under the Loan Agreement (as reduced or cancelled in accordance with the Loan Agreement) or the amount of the Loan that remains outstanding at any time.

Loan Agreement means the loan agreement dated the same date as this Deed made between the Chargee and Chargor, or any other agreement which the parties agree to be the Loan Agreement for the purposes of this Deed.

Material Adverse Effect means, for a person, in the reasonable opinion of the Chargee, a material adverse effect on:

(a)	its ability to perform any of its obligations under any Transaction Document;

(b)	its financial condition, assets, revenues, business or prospects;

(c)	the value of all or any part of its assets, revenues or business the subject of a Security or the value of any Security; or

(d)
the ability of the Chargee to exercise or enforce its rights and remedies under any Transaction Document to which that person is a party, including the ability to enforce any security constituted or intended to be constituted under the Security to which that person is a party.

Marketable Securities has the meaning given to marketable securities in section 9 of the Corporations Act.

Permitted Indebtedness means:

(a)	any Indebtedness incurred under any Transaction Document;

(b)	any Indebtedness due to a Related Body Corporate that is a Security Provider;

(c)	any Indebtedness incurred with the prior written consent of the Chargee; and

(d)	any other Indebtedness incurred by the Chargor and which is outstanding at any time not exceeding $250,000 in total.

Permitted Restriction means:

(a)	a Restriction existing at the date of this Deed which is:

(i)	disclosed to the Chargee in writing by the Chargor before the date of this Deed; or

(ii)	noted on a certificate or other document of title to any part of the Secured Property before the date of this Deed;

and to which the Chargee gives its written consent before the date of this Deed; or

(b)	a Restriction created after the date of this Deed with the prior written consent of the Chargee.

Permitted Security Interest means:

(a)	a Security Interest arising under a Transaction Document;

(b)	a lien or charge arising by operation of law in the ordinary course of business, other than one securing an obligation not discharged when due;

(c)	a Security Interest created in favour of the Chargee; or

(d)
an existing Security Interest to which the Chargee gives its written consent before the date of this Agreement or a Security Interest created after the date of this Agreement with the prior written consent of the Chargee, but only if:

(i)	the Security Interest secures Permitted Indebtedness; and

(ii)	the principal amount secured by the Security Interest does not exceed the maximum amount which the Chargee agrees in writing that it can secure.

Pollutant means any solid, liquid, gas, odour, radiation, heat, sound, vibration, chemical, chemical waste or other substance:

(a)
declared by a Government Agency to be hazardous, a contaminant, a risk to health or safety of any person or animal or plant or to otherwise cause or to be likely to cause the environment to be degraded; or

(b)	which harms or is likely to harm the environment or any person;

including asbestos, polychlorinated biphenyls and radioactive substances.

Priority Amount means $2.3 million.

Receiver means the person or persons appointed to be a receiver or receiver and manager under clause 9.

Related Body Corporate of a body corporate means another body corporate which is related to the first body corporate within the meaning of Section 50 of the Corporations Act.

Restriction means any:

(a)	caveat;

(b)	easement, covenant, reservation, restriction on use, right to remove anything from land, right of way or dedication for a public purpose;

(c)	restriction on assignment, transfer or other dealing or pre-emption right;

(d)	equity, interest, assignment of income or monetary claim;

(e)	garnishee order or writ of execution; or

(f)	lease, licence to occupy or use or adverse possession.

Secured Money means all money, obligations and liabilities of any kind that are or may in the future become due, owing or payable, whether actually, contingently or prospectively, by the Chargor to or for the account of the Chargee under or in relation to a Transaction Document/on any account including on account of principal, interest, fees, expenses, indemnity payments, losses or damages and irrespective of:

(a)	the capacity of the Chargor or the Chargee (whether as principal, agent, trustee, beneficiary, partner or otherwise);

(b)	whether the Chargor is liable as principal debtor or as surety;

(c)	whether the Chargor is liable alone, jointly or jointly and severally with another person;

(d)	whether or not the money, obligation or liability is owed to the Chargee or to its account as a result of an assignment, transfer or other dealing with or without the Chargor's consent; or

(e)	whether the money, obligation or liability is owed or secured before or after the date of:

(i)	this Deed; or

(ii)	any assignment of this Deed or any other Transaction Document.

Secured Property means all of the property, rights and undertaking of the Chargor irrespective of:

(a)	whether it is present or future;

(b)	whether it is real or personal;

(c)	whether it is tangible or intangible; and

(d)	where it is located;

including share capital which is uncalled or called but unpaid.

Security means each of the documents, if any, listed in Schedule 1 and each other Guarantee, Security Interest or other document entered into by any person to secure or assume responsibility in respect of the payment, repayment or satisfaction of the Secured Money or any part of it.

Security Interest means a right, interest, power or arrangement in relation to any property which provides security for, or protects against default by a person in, the payment or satisfaction of a debt, obligation or liability and any arrangement under which rights are subordinated to the rights of another party, and includes:

(a)	a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation or other security interest;

(b)	any other arrangement having the effect of conferring security (including any sale, hire purchase or lease agreement, or arrangement for the retention of title or sale and repurchase arrangement); or

(c)	any contractual arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts.

Security Provider means a person who grants a Security other than the Chargor.

Subsidiary of a body corporate means a subsidiary of that body corporate within the meaning of Part 1.2 Division 6 of the Corporations Act.

Tax means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time:

(a)	imposed or levied by any Government Agency; or

(b)	required to be remitted to, or collected, withheld or assessed by, any Government Agency;

and any related interest, expense, fine, penalty or other charge on those amounts and includes any amount that a person is required to pay to another person on account of that other person's liability for Tax but does not include an Excluded Tax.

Transaction Documents means:

(a)	this Charge;

(b)	each Security;

(c)	each document which the Chargee and the Chargor or a Security Provider agree in writing is a Transaction Document for the purposes of this Agreement; and

(d)	each document entered into or provided under any of the documents described in paragraphs (a), (b), (c) or (d), or for the purpose of amending or novating any of those documents;

and Transaction Document means any of them and, when used in relation to the Chargor or a Security Provider, means any of those documents to which the Chargor or that Security Provider is a party.

1.2	In this Deed, unless the context requires another meaning, a reference:

(a)	to the singular includes the plural and vice versa;

(b)	to a gender includes all genders;

(c)	to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(d)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

(e)	to a party means a party to this Deed;

(f)	to an item, Recital, clause, Schedule or Annexure is to an item, Recital, clause, Schedule or Annexure of or to this Deed;

(g)	to a notice means a notice, approval, demand, request, nomination or other communication given by one party to another under or in connection with a Transaction Document;

(h)	to a person (including a party) includes:

(i)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency; and

(ii)	the person's successors, permitted assigns, substitutes, executors and administrators; and

(iii)
a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;

(i)	to a law:

(i)	includes a reference to any legislation, treaty, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(ii)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(iii)	includes a reference to any regulation, rule, statutory instrument, by-law or other subordinate legislation;

(j)	to proceedings includes litigation, arbitration and investigation;

(k)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(l)	to time is to Sydney time;

(m)	to an accounting term is to be interpreted according to the Accounting Standards;

(n)	to the word including or includes means including, but not limited to, or includes, without limitation.

1.3	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

1.4	Headings are for convenience only and do not affect interpretation of this Deed.

1.5	This Deed may not be interpreted adversely to a party only because that party was responsible for preparing it.

Joint and several liability

1.6
If the Chargor comprises more than one person, the representations made on their part and the undertakings and agreements on their part contained or implied in this Deed bind them jointly and each of them severally.

1.7	No Chargor is discharged from its obligations under this Deed if:

(a)	the obligations of any other Chargor are or become invalid or unenforceable; or

(b)	the liability of any other Chargor under this Deed ceases for any reason including by any release or discharge by the Chargee or by law or in any other way.

1.8
The Chargee may enforce its rights under this Deed and proceed against any one or more of the persons named as a Chargor in the manner, order and at the times the Chargee determines in its discretion. The Chargee is not required to enforce its rights or proceed against all of the persons named as a Chargor.

1.9	A notice given by the Chargee to any one person named as a Chargor is to be considered to have been given to all of the persons named as a Chargor.

1.10	A reference to the Chargor is a reference to all of the persons named as a Chargor together and each of them separately.

1.11
This Deed binds each of the persons who execute this Deed as a Chargor even if any one or more of the other persons named as a Chargor do not execute this Deed, or execution by one or more of those other persons is or becomes void, voidable, illegal or unenforceable.

2	Charge

Grant of Charge

2.1
The Chargor as beneficial owner charges the Secured Property to the Chargee by way of first ranking charge as security for the due and punctual payment and satisfaction of the Secured Money. This charge ranks equally with the charge of even date granted in favour of ANZ Nominees Limited as custodian for the Professional Pension PST - Super on the date of this Deed.

Ranking

2.2	The Charge ranks ahead of all other Security Interests over the Secured Property, including any Permitted Security Interests, except:

(a)	any Permitted Security Interest which must be preferred by law; or

(b)	to the extent provided in any priority arrangement to which the Chargee agrees in writing in respect of any Permitted Security Interest.

Consideration

2.3	The Chargor enters into this Deed for valuable consideration from the Chargee and acknowledges receipt of that consideration.

Fixed charge

2.4	The Charge is a fixed charge on all the Chargor's present and future:

(a)	interests and rights in real property, buildings and fixtures;

(b)	capital, including uncalled and called but unpaid capital and premiums;

(c)	personal property, including plant, equipment and machinery (other than stock-in-trade, work-in-progress and goods acquired for disposal in the ordinary course of the Chargor's business);

(d)	goodwill, patents, trademarks, copyrights, designs, trade secrets, confidential information and other intellectual property rights;

(e)
books of account, registers, records, vouchers, computer software, computer printouts and other information relating in any way to the business of the Chargor, whether the information is recorded in written form, electronically, magnetically or in any other way;

(f)	interests in, and rights under, bills of exchange, promissory notes and other negotiable instruments, certificates of deposit, bonds and debentures issued by any person;

(g)
Marketable Securities, legal or equitable rights or interests in Marketable Securities, units or other legal or equitable interests in any trust and any options, warrants or other rights to acquire (whether by way of issue or transfer) any property, right or interest referred to in this paragraph;

(h)	interests in, and rights under, instruments of any kind deposited by the Chargor with the Chargee;

(i)	interests in, and rights under, partnerships and joint ventures;

(j)	the benefit of all Guarantees and Security Interests to which the Chargor is entitled;

(k)	interests in, and rights under, all insurance policies relating to the Secured Property and the proceeds of those insurance policies;

(l)
interests in, and rights under, any contract to which the Chargor is a party, all things in action due or owing to the Chargor and the benefit of all its rights and remedies relating to those contracts and things in action;

(m)	interests in and rights under any debt or other monetary obligation forming part of the Secured Property whether actual or contingent;

(n)	interests in and rights under any statutory or other licence relating to the Chargor's business or activities or the ownership or use of any part of the Secured Property; and

(o)	documents of title to any property which is the subject of a fixed charge.

Floating charge

2.5	The Charge is a floating charge on all the Secured Property that is not subject to a fixed charge under clause 2.4.

2.6	The Chargor may deal with any Secured Property while it is subject to a floating charge only in the ordinary course of the Chargor's business.

Crystallisation

2.7	The floating charge created under clause 2.1 and clause 2.5 automatically becomes a fixed charge:

(a)	on all Secured Property not already subject to a fixed charge if:

(i)	an Insolvency Event occurs in respect of the Chargor or a Security Provider;

(ii)	an investigation of the affairs of the Chargor or a Security Provider is commenced under any law relating to companies;

(iii)	distress, attachment, execution or other court process is levied on or against any assets, revenues or the business of the Chargor or a Security Provider;

(iv)
the Chargor or a Security Provider reduces or takes steps to reduce its capital or limits or restricts calls on its issued but uncalled capital including by passing a resolution under section 254N of the Corporations Act;

(v)	the Chargee makes a demand that the Chargor pay the Secured Money under clause 6.2 or the Charge is enforced in any other way;

(vi)	an Event of Default has occurred and the Chargee gives a notice in writing to the Chargor to that effect in relation to all of the Secured Property not already subject to a fixed charge; or

(vii)
the Commissioner of Taxation issues a notice under section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) or section 255 of the Income Tax Assessment Act 1936 (Cth) relating to the Chargor or a Security Provider; and

(b)	on any particular asset forming part of the Secured Property and not already subject to a fixed charge if:

(i)	the Chargor deals, or attempts, purports or proposes to deal, with that asset in breach of a Transaction Document;

(ii)	a person proposes to take action or action is taken to obtain a writ, order, notice or other thing relating to distress, attachment or other execution over that asset;

(iii)
a Security Interest (other than this Charge) over that asset becomes capable of being enforced or a person enforces or attempts, purports or proposes to enforce, a Security Interest over that asset; or

(iv)	an Event of Default has occurred and the Chargee gives a notice in writing to the Chargor to that effect in relation to that asset.

Nothing in any paragraph of this clause prevents the floating charge from becoming fixed as to any asset under another provision of the Charge (including another paragraph of this clause), or by operation of law.

Decrystallisation

2.8	If the floating charge over an asset becomes fixed under clause 2.7, the Chargee may release that asset from the fixed charge at any time by notice to the Chargor.

2.9
If the Chargee gives a notice under clause 2.8, the asset specified in the notice will, with effect from the date specified in the notice, be subject to a floating charge under clause 2.1 and clause 2.5 and subject to the further operation of clause 2.7.

Priority Amount

2.10	For the purpose only of determining priorities between the Charge and any other Security Interest under Part 2K.3 of the Corporations Act:

(a)	the Charge secures:

(i)	all Secured Money that is a present liability at the priority time in relation to the Charge; and

(ii)
all Secured Money that is a prospective liability at the priority time in relation to the Charge, whether that Secured Money becomes a present liability before or after the registration of the Charge, up to a maximum amount equal to the Priority Amount; and

(b)
the prospective liability secured by the Charge is all money, obligations and liabilities of any kind that are or may in the future become due, owing or payable, whether actually, contingently or prospectively by the Chargor to or for the account of the Chargee on any account including on account of principal, interest, fees, expenses, indemnity payments, losses or damages;

and any priority accorded by Part 2K.3 of the Corporations Act to the Charge over any other Security Interest extends to the prospective liability secured by the Charge only to the extent of the Priority Amount.

2.11	In clause 2.10 present liability, priority time and prospective liability have the meaning given to those expressions in section 261 and section 278 of the Corporations Act.

3	Release of Charge

Release of Charge

3.1	If the Chargee is satisfied that:

(a)	all of the Secured Money is paid, discharged or performed in full;

(b)	no money, obligation or liability is likely to become Secured Money within a reasonable time; and

(c)	there is no reasonable possibility that:

(i)	any money received or recovered by the Chargee and applied in payment of the Secured Money; or

(ii)	any settlement, conveyance, transfer or other transaction made in satisfaction of or in connection with the Secured Money;

must be repaid or may be avoided under any law, including a law relating to preferences, bankruptcy, insolvency, administration or the winding-up of companies;

the Chargee will discharge the Charge, at the request and cost of the Chargor.

Partial release of Charge

3.2	The Chargee may release any part of the Secured Property from the Charge at any time.

3.3	A release of part of the Secured Property from the Charge does not adversely affect the Charge over any other Secured Property, or any Transaction Document.

Reinstatement of Charge

3.4	If:

(a)	any payment, settlement, conveyance, transfer or other transaction made in satisfaction of or in connection with the Secured Money is void or voidable under any law; or

(b)
any claim is made that any payment, settlement, conveyance, transfer or other transaction made in satisfaction of or in connection with the Secured Money is void or voidable under any law and the claim is upheld, conceded or compromised;

the Chargee is immediately entitled to the same rights, powers and remedies against the Chargor and the Secured Property as it would have had if the relevant payment, settlement, conveyance, transfer or transaction had never been made or taken place. If required by the Chargee, the Chargor must, at its own expense, sign all documents and do all acts necessary to restore to the Chargee the Charge and any other Security to which the Chargor was a party and held by the Chargee immediately before the payment, settlement, conveyance, transfer or transaction.

3.5	Clause 3.4 survives the discharge of the Charge.

Continuing security

3.6	This Deed is a continuing security and remains in full force and effect, despite any settlement of account or any other matter or thing, until a final discharge is given to the Chargor.

4	Representations and warranties

4.1	The Chargor represents and warrants to the Chargee that:

(a)	status: it is a corporation with limited liability and is properly incorporated (or taken to be incorporated), registered and validly existing under the Corporations Act;

(b)
capacity and power: it has full legal capacity and power to own its assets and to carry on its business as it is presently being conducted and to enter into and perform the Transaction Documents and the transactions contemplated by the Transaction Documents;

(c)
authority: it has taken all corporate and other action necessary to authorise the execution and performance of each Transaction Document and to carry out the transactions contemplated by the Transaction Documents;

(d)	documents binding: the Transaction Documents constitute (or will, when signed and delivered, constitute) its legal, valid and binding obligations enforceable against it in accordance with their terms;

(e)	transactions permitted: the execution of the Transaction Documents and the performance by it of its obligations or the exercise of its rights under the Transaction Documents do not:

(i)	contravene its constitution or any of the provisions of the Corporations Act that apply to it as replaceable rules or mandatory rules;

(ii)	contravene a law or Authorisation;

(iii)	contravene an agreement or obligation binding on it or applicable to its assets, revenues or business or any agreement to which any member of the Group is a party;

(iv)	exceed any limits on its powers or the powers of its directors;

(v)	result in the creation of a Security Interest over its assets, revenues or business, other than a Permitted Security Interest;

(vi)	result in the acceleration, cancellation, liquidation or early termination of an agreement or obligation relating to its Indebtedness; or

(vii)
involve any act, matter or thing which constitutes (or which would be likely to constitute, with the giving of notice, the passage of time, any determination of materiality or the fulfilment of any other condition) an event of default or prepayment, cancellation, liquidation, early termination or similar event under an agreement or obligation relating to its Indebtedness;

(f)
registration: other than registration of this Charge under the Corporations Act, it is not necessary that a Transaction Document or any other document be filed or registered with any Government Agency to ensure:

(i)	the validity, enforceability or admissibility in evidence of the Transaction Documents in any relevant jurisdiction; or

(ii)	that each Transaction Document which is a Security Interest has the priority it is intended to have;

(g)	Authorisations:

(i)
all Authorisations necessary or advisable for or in connection with the execution, validity, performance or enforceability of each Transaction Document and the transactions contemplated by the Transaction Documents have been obtained and are in full force and effect, including all Authorisations required to be obtained from any Government Agency or by the Chargor or any Security Provider from any of their respective members or creditors;

(ii)	all conditions of each of those Authorisations have been complied with; and

(iii)	no circumstances exist which would permit the termination, revocation, suspension or cancellation of any of those Authorisations;

(h)	Environmental Laws:

(i)
it and each member of the Group has complied with all applicable Environmental Laws and the conditions of each Authorisation issued under those Environmental Laws and each other material covenant, condition, restriction or agreement affecting any property which is or was at any time occupied by it or any member of the Group or on which it or any member of the Group has carried on its business or conducted any activity;

(ii)
no notice of breach of any applicable Environmental Law or any of those Authorisations or covenants, conditions, restrictions or agreements has been received and, as far as it is aware, there are no grounds for any notice to that effect being issued; and

(iii)	neither it nor any member of the Group has incurred any Environmental Liability;

(i)
other default: it is not in default under any law, Authorisation, agreement or obligation binding on it or applicable to its assets, revenues or business and no Event of Default has occurred which has not been remedied or waived in writing;

(j)
no litigation: no litigation or arbitration, administrative proceedings or other procedure for the resolution of disputes is currently taking place, pending or, to its knowledge threatened against it or any Secured Property involving a claim or claims:

(i)	in an amount exceeding (whether alone or in total) $250,000; or

(ii)
which threatens the Chargor's title to any Secured Property, may hinder the Chargor's use, occupation, or enjoyment of any Secured Property, or may have a Material Adverse Effect on it or any member of the Group;

(k)	no Security Interests or Restrictions: no Security Interest or Restriction exists over the Secured Property except Permitted Security Interests and Permitted Restrictions;

(l)	ownership: the Chargor is the legal and beneficial owner of the Secured Property;

(m)
priority: the Charge is a first ranking charge over the Secured Property and the obligations of the Chargor under this Deed rank ahead of all its other obligations (other than those which on its winding-up, liquidation, dissolution or similar process must be preferred by operation of law) except to the extent provided in this Deed or any priority arrangement to which the Chargee agrees in writing in respect of any Permitted Security Interest;

(n)	no expropriation: the Chargor has no notice of any proposal by any Government Agency to expropriate, seize, confiscate, requisition, resume or compulsorily acquire any Secured Property;

(o)
compliance with laws: the Chargor has complied with all laws and all guidelines, directions, requests or requirements of any Government Agency applicable to the Secured Property or the use, occupation or enjoyment of the Secured Property;

(p)	no Pollutants: no Pollutant affects the Secured Property and the Chargor has not received any notice from any person claiming any loss or nuisance as a result of any Pollutant;

(q)	Accounts: its and the Group's most recent Accounts for the time being and any Accounts delivered to the Chargee under this Agreement:

(i)	were prepared in accordance with Accounting Standards; and

(ii)
show a true and fair view of its and the Group's financial position as at the end of the financial period to which they relate, and its and the Group's performance and the results of its and the Group's operations for that period;

(r)
no adverse change: since the date of the Accounts referred to in sub-clause 6.1(q), there has been no material adverse change in its or any member of the Group's financial condition, assets, revenues, business or prospects and it is not aware of any matter or circumstance which has had or may have a Material Adverse Effect on it or any member of the Group;

(s)	no Security Interest: no Security Interest exists over any of its assets, revenues or business except a Permitted Security Interest;

(t)	accuracy of information: all information given to the Chargee by or with its authority is true in all material respects and is not, by omission or in any other way, misleading in any material respect;

(u)	not a trustee: it is not a trustee of any trust or settlement (other than in relation to any role it holds in respect of the Astarra Superannuation Scheme);

(v)	no immunity: neither it or any of its assets, revenues or business has any immunity from jurisdiction or execution;

(w)
tax returns: all Tax returns, reports and statements required to be filed by it have been filed properly completed and on time with the appropriate Government Agency in all jurisdictions in which those returns, reports and statements are required to be filed and all Taxes have been paid on or before the due date for payment;

(x)
no financial benefit to a related party: the execution of the Transaction Documents and the performance by it of its obligations or the exercise of its rights under them does not constitute the giving of a financial benefit to a related party of a public company (within the meaning of Chapter 2E of the Corporations Act) by any person;

(y)	certifications: each document, matter or thing certified by an Authorised Officer of the Chargor or a Security Provider is true, complete and up to date;

(z)	benefit: it benefits by entering into, exercising its rights and performing its obligations under the Transaction Documents;

(aa)
completeness: there is no fact or circumstance known to it which it has not disclosed in writing to the Chargee, which a prudent financier would consider material to an assessment of the Chargor's or any Security Provider's or any member of the Group's status, credit-worthiness, prospects, business or condition or to the decision of the Chargee to enter into and perform its obligations under the Transaction Documents (including any fact or circumstance which has had or may have a Material Adverse Effect on the Chargor or any Security Provider or any member of the Group);

(bb)
title: it is the sole beneficial owner of the Secured Property purported to be charged or mortgaged by it and of all assets included in its latest Accounts free of any Security Interest or other third party right or interest other than the Security and Permitted Security Interests; and

(cc)
Security: each Security which is intended to create a Security Interest creates the security interests over the Secured Property which it purports to create and the obligations secured by each such Security rank ahead of all its other payment obligations, other than those which on a winding-up, liquidation, dissolution or similar process must be preferred by operation of law.

4.2
The representations and warranties in this Deed, including those in clause 4.1, survive the execution of each Transaction Document and are repeated on each date on which representations and warranties are made, repeated or deemed to be made or repeated under any Transaction Document while any of the Secured Money remains outstanding.

4.3	The Chargor acknowledges that the Chargee has entered into each Transaction Document in reliance on the representations and warranties in this Deed.

4.4	The representations and warranties in this Deed are in addition to any other representations and warranties in any other Transaction Document.

5	Undertakings

Payment of Secured Money

5.1	The Chargor must perform its obligations under the Transaction Documents in full and on time.

5.2	Without limiting clause 5.1, the Chargor must pay the Secured Money to the Chargee:

(a)	in accordance with the Transaction Documents; or

(b)	on demand, if payment of the Secured Money is not expressly provided for in a Transaction Document.

Undertakings relating to Secured Property

5.3	Unless the Chargee otherwise agrees in writing, the Chargor must:

(a)	financial reporting: in respect of the Chargor and each Security Provider and the Group, supply to the Chargee:

(i)
as soon as they are available and within 120 days of the end of each financial year, copies of its audited Accounts, directors' report and auditor's report for that financial year prepared for distribution to its members under section 314(1)(a) of the Corporations Act;

(ii)
as soon as they are available and within 90 days of the end of the first half of each financial year, copies of its unaudited Accounts for that half-year or, if it is a disclosing entity within the meaning of the Corporations Act, its Accounts audited in accordance with the requirements of the Corporations Act, directors' report and auditor's report for that half-year; and

(iii)	as soon as they are available and within 45 days of the end of each quarter of each financial year, copies of its unaudited Accounts for that quarter;

(b)
basis of accounting:  ensure that each set of Accounts delivered under sub-clause 7.1(a) is prepared in accordance with law and the Accounting Standards consistently applied and, subject to those requirements, applying the same basis of accounting and accounting policies as were applied in the preparation of the audited consolidated Accounts of the Group for its financial year ended 30 June 2005;

(c)	information: deliver to the Chargee, copies of:

(i)
any material information provided by the Chargor or any Security Provider to any Government Agency or any material notice issued to the Chargor or any Security Provider by any Government Agency, promptly after providing or receiving the same;

(ii)	all documents which under applicable law it is required to issue to its members or debenture holders, promptly following issue of the same; and

(iii)	any other information in relation to its financial condition, business or assets which the Chargee reasonably requests, promptly on request;

(d)
books and records: prepare and maintain, in accordance with the Accounting Standards, proper and adequate books and financial records in respect of its business reflecting fully all transactions entered into by it;

(e)	inspection: permit the Chargee or professional consultants appointed by the Chargee, or both, to inspect and examine at reasonable times:

(i)	its books and financial records and to take copies of those books and financial records; and

(ii)	any property used or owned by it to determine whether the Chargor and each Security Provider is complying with the Transaction Documents or to carry out an environmental audit,

and to co-operate fully with the Chargee or its professional consultants or both in the conduct of that inspection and examination including giving full access to all its premises and employees;

(f)	notice to Chargee: promptly inform the Chargee of:

(i)	the occurrence of an Event of Default;

(ii)	the commencement of any litigation or other proceedings or procedure described in sub-clause 6.1(j);

(iii)	any proposal by a Government Agency to compulsorily acquire the whole or a substantial part of its assets or business;

(iv)
any change in its Authorised Officers, including specimen signatures of any new Authorised Officer appointed and, if required by the Chargee, evidence satisfactory to the Chargee of the appointment and authority of the Authorised Officer;

(v)	the occurrence of any event or circumstance which has had or may have a Material Adverse Effect on the Chargor or any Security Provider or any member of the Group; and

(vi)	the giving by the Chargor or any Security Provider of any financial assistance under section 260A(1)(a) of the Corporations Act;

and on the Chargee's request, promptly provide to the Chargee a certificate signed by an Authorised Officer of the Chargor stating that there are no matters to be notified to the Chargee under this sub-clause;

(g)
maintain existence: maintain its corporate existence and conduct its business  in a proper and efficient manner and in compliance with all laws, Authorisations, agreements and obligations binding on it or applicable to its assets or revenues or the conduct of its business;

(h)	comply with laws: comply with and observe all laws and all applicable guidelines, directions, requests or requirements of a Government Agency;

(i)	pay Taxes: file all Tax returns, reports and statements required to be filed by it on time and pay all Taxes payable by it in full and on time;

(j)	insurance: insure all of its assets which are of an insurable nature for amounts acceptable to the Chargee, with an insurance company acceptable to the Chargee;

(k)
maintain Authorisations: keep the Authorisations described in sub-clause 6.1(g), sub-clause 6.1(h) and sub-clause 6.1(i) in full force and effect and comply with those Authorisations, and take immediate steps to obtain and keep in effect any other Authorisations which may become necessary or advisable for:

(i)	the execution, validity, performance and enforceability of the Transaction Documents; or

(ii)	the use of its assets or revenues or the conduct of any part of its business; and

(l)	no Security Interests or Restrictions: not:

(i)	create, agree or attempt to create or permit to exist, any Security Interest other than a Permitted Security Interest or any Restriction other than a Permitted Restriction on any Secured Property; or

(ii)	release or vary any Permitted Restriction;

(m)	Permitted Security Interests and Permitted Restrictions:

(i)	promptly comply with the terms of any Permitted Security Interest or Permitted Restriction;

(ii)	not do, omit to do or permit to occur anything by which the obligations of another person under a Permitted Security Interest or Permitted Restriction would be lessened; and

(iii)	not increase the amount secured by a Permitted Security Interest;

(n)
ranking of obligations: ensure that its obligations under the Transaction Documents at all times rank ahead of all its other obligations (other than those which on a winding-up, liquidation, dissolution or similar process must be preferred by operation of law) except to the extent provided in any Security or any priority arrangement to which the Chargee agrees in writing in respect of any Permitted Security Interest.

(o)	disposals: not sell, transfer, lease or otherwise dispose of, part with possession of or deal with:

(i)	the Secured Property or any estate or interest in the Secured Property; or

(ii)	any right in the Secured Property;

whether by a single transaction or by a number of transactions, whether related or not, other than, in the case only of Secured Property subject to a floating charge under this Deed, in the ordinary course of the Chargor's business;

(p)	change use: not change the use of the Secured Property;

(q)
maintain: maintain and protect the Secured Property and keep it in good order and condition and in good and substantial repair and promptly carry out all work that may be required by a Government Agency in relation to the Secured Property;

(r)	repair: promptly repair every defect in the condition of the Secured Property;

(s)	protect: on demand by the Chargee take or defend legal proceedings to protect the Secured Property;

(t)
not prejudice: not do, omit to do or permit to occur anything which adversely affects a right, power or remedy of the Chargee under this Deed or which does or might result in any Secured Property being:

(i)	subject to a Security Interest in favour of a Government Agency;

(ii)	surrendered, forfeited, exchanged, cancelled or adversely affected in any way; or

(iii)	reduced in value;

(u)
no alterations: not pull down, alter, extend or remove any structure, building or other improvements, fixtures or fittings forming part of the Secured Property, but the consent of the Chargee must not be unreasonably withheld if the relevant Secured Property is worn out or damaged and is replaced by property of at least a similar value;

(v)
access: provide to or procure for the Chargee or its professional consultants full access to the Secured Property and all premises and employees of the Chargor for the purpose of inspecting the Secured Property or exercising a right, power or remedy of the Chargee;

(w)
damage:  promptly notify the Chargee of any damage, loss, theft, arrest, confiscation, seizure or other event which affects or might affect the rights of the Chargee under this Deed or involve a loss or reduction in value of any Secured Property exceeding $250,000;

(x)	inventory: on demand by the Chargee, provide to the Chargee a complete inventory of the Secured Property including the value and location of each item of the Secured Property;

(y)
pay Taxes: whether or not the Chargee has taken possession of any part of the Secured Property, pay all Taxes for the Secured Property in full and on time and on demand provide the Chargee with copies of all notices received for those Taxes and copies of receipts for all payments;

(z)
perform leases: pay in full and on time all rent and other money and perform all obligations under any lease, sub-lease or licence granted to the Chargor and on demand provide to the Chargee the receipt for every payment;

(aa)	deposit title documents: deposit with the Chargee all certificates or other documents of title for or evidencing any Secured Property over which the Charge is a fixed charge immediately on:

(i)	execution of this Deed by the Chargor; and

(ii)	acquisition of any property forming part of the Secured Property after the date of this Deed;

(bb)	real property: promptly notify the Chargee of:

(i)	the particulars of any real property acquired by the Chargor; or

(ii)	any Secured Property situated outside Australia;

(cc)
requisitions: use its best endeavours to answer and comply with any requisitions or orders made by any Government Agency in relation to the registration of this Deed and do all things that the Chargee considers necessary or desirable to assist it in registering this Deed with the Australian Securities and Investments Commission or any other Government Agency, including obtaining all necessary consents;

(dd)
environmental audit: on the Chargee's request, provide to the Chargee an environmental audit report for any part of the Secured Property prepared by an environmental consultant acceptable to the Chargee and covering the matters required by the Chargee; and

(ee)	Pollutant:

(i)	not permit any Pollutant to be on, or to be released from, any Secured Property other than to the extent and in the manner permitted by any applicable Environmental Law; and

(ii)
if any Pollutant is found to be on, or is released from, any Secured Property, take all action required by all applicable Environmental Laws in those circumstances, and any other action the Chargee requires in respect of the Pollutant.

General positive undertakings

5.4	Unless the Chargee otherwise agrees in writing, the Chargor must:

(a)	notice to Chargee: promptly inform the Chargee of:

(i)	the occurrence of an Event of Default;

(ii)	the commencement of any litigation or other proceedings or procedure described in clause 4.1(a);

(iii)	any Pollutant being on or released from the Secured Property or the receipt by the Chargor of any notice claiming any loss or damage as a result of a Pollutant;

and on the Chargee's request, promptly provide to the Chargee a certificate signed by an Authorised Officer of the Chargor stating that there are no matters to be notified to the Chargee under this clause;

(b)
comply with laws: comply with and observe all laws and all applicable guidelines, directions, requests or requirements of a Government Agency including those applicable to the Secured Property or to its use, occupation or enjoyment; and

(c)
ranking of obligations: ensure that its obligations under the Transaction Documents at all times rank ahead of all its other obligations (other than those which on its winding-up, liquidation, dissolution or similar process must be preferred by operation of law) except to the extent provided in this Deed or any other Security or any priority arrangement to which the Chargee agrees in writing in respect of any Permitted Security Interest.

Negative undertakings

5.5	Unless the Chargee otherwise agrees in writing, the Chargor must not and must ensure that each of its Subsidiaries does not and must ensure that each Security Provider does not:

(a)	merger or dissolution: merge or consolidate with another entity or take steps toward dissolution, administration, liquidation or winding-up;

(b)
capital reorganisation: purchase or redeem its issued shares, reduce its capital, pass a resolution under section 254N of the Corporations Act or make a distribution of assets or other capital to its members;

(c)	issue shares: issue or agree to issue shares or grant options or warrants to subscribe for shares in its capital to any person;

(d)
dividends: declare or pay a dividend or otherwise distribute income to its membersor repay any shareholder loan if an Event of Default has occurred which has not been remedied to the satisfaction of the Chargee or waived in writing;

(e)
change of business: engage in any business other than the business conducted by the Chargor or Group as at the date of this Deed as carried on by it at the date of this Agreement or purchase, lease or otherwise acquire the use of assets except in the ordinary course of that business, or promote a company or trust to do any of those things;

(f)
dealing with assets and third parties: sell, transfer, lease or otherwise dispose of, part with possession of, create an interest in or otherwise deal with all or part of its business, assets or revenues, whether by a single transaction or by a number of transactions, whether related or not, except:

(i)	by reason of the granting of Security; and

(ii)	in respect only of assets subject to a floating charge under the Security, disposals in the ordinary course of its business;

or deal in any way with any person except at arms' length in the ordinary course of its business for valuable commercial consideration;

(g)	book debts: dispose of any interest in a book debt or permit a set-off or combination of accounts in respect of a book debt, other than by operation of law;

(h)	Security Interests: create or permit to exist a Security Interest over all or any part of its assets, revenues or business, other than a Permitted Security Interest;

(i)	Insolvency Event: do anything which would cause an Insolvency Event to occur in respect of itself or any Security Provider;

(j)	share transfers: register a transfer of shares in its capital;

(k)	dealings with Related Bodies Corporate:

(i)	provide financial accommodation to a Related Body Corporate, or allow to remain outstanding any Indebtedness owing now or in the future to it by a Related Body Corporate;

(ii)	repay or otherwise satisfy any Indebtedness due now or in the future by it to a Related Body Corporate; or

(iii)	acquire assets from a Related Body Corporate, or dispose of assets to a Related Body Corporate, other than for a fair market value and for Cleared Funds;

(l)	constitution and replaceable rules:

(i)	if it has a constitution, modify or repeal all or any provision of its constitution; or

(ii)	if it has no constitution, adopt a constitution; or

(iii)	by its constitution, displace or modify after the date of this Agreement the provisions of the Corporations Act that apply to it as replaceable rules;

(m)	change the basis of accounting or the accounting policies applied in the preparation of its Accounts or change its accounting year end;

(n)	security deposit: deposit or lend money on terms that it will not be repaid until its or another person's obligations or indebtedness are performed or discharged;

(o)	Indebtedness: incur or permit to remain outstanding any Indebtedness other than Permitted Indebtedness;

(p)	loans and Guarantees: make any loans, grant any credit or give any Guarantee to or for the benefit of any person; or

(q)	establish Subsidiary: incorporate or acquire any Subsidiary.

Insurance undertakings

5.6	Unless the Chargee otherwise agrees in writing, the Chargor must:

(a)	Secured Property insurance: insure all of the Secured Property that is insurable:

(i)
for full market replacement or reinstatement value for buildings and other improvements, fixtures and fittings, plant, equipment and other goods (other than stock-in-trade) and for full cost price for stock-in-trade; and

(ii)
against the risks nominated in writing by the Chargee or, in the absence of a nomination, against loss, damage or destruction and any other risks that would usually be insured against by a reasonably prudent person owning property similar to the Secured Property;

(b)
other insurances: maintain insurances for the Secured Property and the business of the Chargor that would usually be maintained by a reasonably prudent person conducting a business similar to the business of the Chargor, including for:

(i)	public risk and products liability for a minimum amount of $20 million;

(ii)	loss of rent and business interruption with a minimum indemnity period of 12 months;

(iii)	worker's compensation in accordance with applicable law;

(iv)	civil liability in respect of material breaches of Environmental Laws;

and any other insurance reasonably requested by the Chargee, in each case for amounts and to the extent that the Chargee determines is prudent;

(c)	insurer: ensure that all insurance policies are issued by a reputable insurer independent of the Chargor reasonably acceptable to the Chargee;

(d)	content: ensure that all insurance policies are on terms reasonably acceptable to the Chargee and, without limitation:

(i)	are taken out in the names of the Chargor and Chargee as insureds for the full value of their respective rights and interests;

(ii)
name the Chargee as loss payee for claims involving the Secured Property (except in the case of a reinstatement policy where payments are to be made directly to the person effecting the reinstatement) or any other claim for which loss funds would, in the absence of this provision, be payable to the Chargor;

(iii)
contain a provision that the policy cannot be cancelled unless the Chargee has received from the insurer 30 days prior written notice of the proposed cancellation and, if there is a default in the payment of premiums or a breach of any other term of the policy, unless that notice specifies the relevant breach and the breach is not remedied, by the Chargee or by any other person, on or before the expiry of that 30 day period;

(iv)
contain a provision that breach of any term of the policy, or any non-disclosure, misrepresentation or fraud or any other act, omission or neglect by an insured will not invalidate the cover or prejudice or reduce the rights of any other insured;

(v)
contain a waiver of any rights of the insurer to set-off, counterclaim, make any deduction or seek contribution in connection with amounts payable to the Chargee, including where other insurances are effected by the Chargee against the same loss in respect of which those amounts are payable;

(vi)	except as provided in paragraph (v) above, contain a waiver of all claims against the Chargee for insurance premiums, Taxes, commissions or other amounts due;

(e)	renew insurances: renew all insurance policies before their expiry and extend insurance policies when further insurable risks arise;

(f)	pay premiums: pay all insurance premiums, Taxes, commissions and other amounts necessary for taking out, maintaining, renewing or extending all insurance policies in full and on time;

(g)
deliver policies: deliver to the Chargee every insurance policy, every alteration or addition to a policy, and every certificate of currency and related receipts and any other details of the insurance policies which the Chargee requires;

(h)	no changes: not cancel or vary an insurance policy;

(i)
not prejudice: not do or allow an act or omission to be done or occur (including any non disclosure of any information or any alteration or addition to an improvement forming part of the Secured Property) by which:

(i)	an insurance policy may be cancelled;

(ii)	the premium may be increased;

(iii)	insurance is or becomes insufficient; or

(iv)	a claim may be prejudiced in any way;

(j)	notice to Chargee: promptly notify the Chargee of:

(i)
the full particulars of any event which does or might give rise to a right to claim under an insurance policy and provide to the Chargee any further information that comes into the possession of the Chargor relating to that claim or potential claim;

(ii)	the cancellation or proposed cancellation, variation or reduction of an insurance policy;

(iii)	any insurance policy becoming void or voidable; and

(iv)	any other material circumstances or correspondence relating to an insurance policy;

(k)
notice to insurer: promptly notify the relevant insurer, in accordance with the terms of the relevant insurance policy, of any event which does or might give rise to a right to claim under an insurance policy; and

(l)
settlement of claims: not make, enforce, settle or compromise any claim in respect of insurance or for compensation but permit the Chargee alone to do those things and to sue and give discharges for all insurance claims and moneys.

Chargee may insure

5.7	If:

(a)	the Chargor fails to take out, maintain, renew or extend an insurance policy in accordance with clause 5.6;

(b)	the Chargee determines that an insurer may become entitled to cancel or avoid an insurance policy effected under clause 5.6; or

(c)	the Chargee determines that an insurer under an insurance policy may not be capable of meeting a claim;

the Chargee may do anything which it determines is advisable or necessary to take out or keep in force that policy or to take out a new policy complying with clause 5.6 at the cost of the Chargor and in the name of the Chargor or the Chargee or both. The Chargee is not obliged to do anything under this clause.

Application of insurance money

5.8
If no Event of Default has occurred and is subsisting, any money received or recovered under a claim involving the Secured Property, or any other claim for which the loss funds are payable to the Chargor, which is not required under the terms of a reinstatement policy to be paid to another person under a contract for reinstatement, must be held in a separate account for the Chargee and applied, at the option of the Chargor:

(a)	towards satisfaction of the Secured Money in accordance with clause 10; or

(b)	to the extent necessary, to repair, replace or reinstate the Secured Property or otherwise for the purpose for which the relevant insurance policy was maintained.

5.9	If an Event of Default has occurred and is subsisting, money referred to in clause 5.8 may be applied, at the option of the Chargee, for any of the purposes referred to in clause 5.8(a) or (b).

5.10	The Chargor must ensure that:

(a)	any money received or recovered under a claim for workers compensation or public risk and products liability is paid to the person entitled to be compensated under the relevant policy; and

(b)
any money received or recovered under a reinstatement policy is paid, if required under the terms of the policy, to the person entitled to payment under the contract for reinstatement of the Secured Property.

Consent of Chargee

5.11
If any consent or approval of the Chargee is given, or compliance by the Chargor of any undertaking is waived, subject to compliance by the Chargor with any condition at or before a particular time, the Chargor must comply with that condition.

Chargee may act

5.12
The Chargee may do or cause to be done all things, including the payment of any money, which must be done by the Chargor under this Deed but which the Chargor fails to do in accordance with this Deed or which the Chargor fails to do to the satisfaction of the Chargee. Any money paid by the Chargee for this purpose forms part of the Secured Money.

6	Events of Default

6.1	It is an Event of Default if:

(a)	non-payment of principal: the Chargor fails to pay any part of the Secured Money in accordance with clause 5.1 of this Deed;

(b)
non-payment of other money: the Chargor or a Security Provider fails to pay within 10 Business Days of the due date for payment any fees, costs, charges, expenses or other money payable under a Transaction Document;

(c)	other default: the Chargor fails to perform or observe any other obligation under a Transaction Document and:

(i)	the Chargee considers (acting reasonably) that the failure or default cannot be remedied; or

(ii)
the Chargee considers that the failure or default can be remedied, but it is not remedied to the Chargee's satisfaction within 20 Business Days (or any longer period the Chargee approves) from the earlier of:

(A)	the date the Chargor became aware of the default or ought reasonably to have become aware of the default; and

(B)	receipt by the Chargor of a notice from the Chargee requiring it to remedy the default;

(d)	default under Transaction Documents: an event of default (however described in the relevant Transaction Document) occurs under the Loan Agreement or any other Transaction Document;

(e)	ownership of Secured Property: the Chargor ceases for any reason to be the legal and beneficial owner of any part of the Secured Property other than as permitted under a Transaction Document;

(f)	Insolvency Event: an Insolvency Event occurs in respect of the Chargor;

(g)	execution: distress, attachment, execution or other court process or any judgment is issued, levied or enforced on or against the Chargor or any Secured Property;

(h)
expropriation: a Government Agency expropriates all or a substantial part of the assets or business of the Chargor, or seizes, confiscates, requisitions, resumes or compulsorily acquires any Secured Property or proposes to do any of those things;

(i)	use and occupation: the use or occupation of the Secured Property by the Chargor contravenes a law or a guideline, direction, request or requirement of a Government Agency;

(j)	litigation: a proceeding is commenced against the Chargor or in relation to any Secured Property which does or may:

(i)	threaten the Chargor's title to any Secured Property; or

(ii)	restrict the Chargor's use, occupation or enjoyment of any Secured Property;

(k)
priority: the Charge ceases for any reason to be a first ranking charge or an obligation of the Chargor ranks ahead of or equally with the Secured Money, other than an obligation which on a winding-up, liquidation, dissolution or similar process in respect of the Chargor must be preferred by operation of law or to the extent provided in this Deed or any priority arrangement to which the Chargee agrees in writing in respect of any Permitted Security Interest; or

(l)	damage: all or a substantial part of the Secured Property is destroyed or substantially damaged.

(m)
representations: a representation or warranty made or deemed to be made by the Chargor or a Security Provider in, or in connection with, a Transaction Document is untrue or misleading (by omission or in any other way) when made or repeated;

(n)
Authorisations: an Authorisation described in sub-clause 6.1(k) is not granted or ceases to be in full force and effect for any reason or is varied in a manner which may have a Material Adverse Effect on the Chargor or a Security Provider or the ability of the Chargee to exercise or enforce its rights under any Transaction Document;

(o)	cross default:

(i)
any Indebtedness of the Chargor or a Security Provider in an amount exceeding $250,000 in total becomes due and payable or capable of being declared due and payable before it would otherwise have been due and payable;

(ii)
there occurs a liquidation of obligations under, or an early termination of, any agreement or obligation relating to Indebtedness to which the Chargor or a Security Provider is a party by the other party to the relevant agreement or by the party owed the obligation or that party becomes entitled to take that action;

(iii)	the Chargor or a Security Provider fails to pay any Indebtedness when due or within any applicable grace period; or

(iv)
a Security Interest created by the Chargor or a Security Provider is enforced or becomes capable of being enforced or the holder of a Security Interest takes possession or control of any of the assets, revenues or business of the Chargor or a Security Provider;

For the purpose of this sub-clause, if a person is required to provide cash cover for Indebtedness as a result of any actual, likely or threatened default, or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Indebtedness will be taken to be due and payable;

(p)
change in control: in the opinion of the Chargee, having regard to any matter which the Chargee believes relates to control of a corporation (including legal or beneficial ownership of shares, voting rights, rights to receive income or capital, rights to appoint directors and the capacity to determine the outcome of decisions about the corporation's financial and operating policies) there occurs a material change in the control of the Chargor or a Security Provider;

(q)	Insolvency Event: an Insolvency Event occurs in respect of the Chargor or a Security Provider;

(r)	investigations: an investigation of the affairs of the Chargor or a Security Provider is commenced under any law relating to companies;

(s)
execution: distress, attachment, execution or other court process or any judgment in an amount exceeding $250,000 is issued, levied or enforced on or against the Chargor or a Security Provider or any assets, revenues or business of the Chargor or a Security Provider;

(t)	disposals: the Chargor or a Security Provider:

(i)	substantially changes the nature or scope of its business;

(ii)	disposes of all or a substantial part of its business or assets; or

(iii)	proposes to do any of the things in paragraphs (i) or (ii) this sub-clause;

(u)	expropriation: a Government Agency expropriates all or a substantial part of the assets or business of the Chargor or a Security Provider or proposes to do so;

(v)
reduction of capital and buy backs: the Chargor or a Security Provider reduces or takes steps to reduce its capital as contemplated by Division 1 or Division  3 of Part 2J.1 of the Corporations Act or in any other way, limits or restricts calls over its issued but uncalled capital including by passing a resolution under section 254N of the Corporations Act or buys shares in itself as contemplated by Division 2 of Part 2J.1 of the Corporations Act, or proposes to do any of those things;

(w)
acquisition of own shares: the Chargor or a Security Provider contravenes section 259A, section 259B or section 259D of the Corporations Act, or issues or transfers shares or units of shares if that issue or transfer is void under section 259C of the Corporations Act, or proposes to do any of those things;

(x)
financial assistance: the Chargor or a Security Provider contravenes section 260A of the Corporations Act or does an act or thing under section 260B of the Corporations Act other than for the purpose of approving any Security, or proposes to do any of those things;

(y)	vitiation of documents:

(i)	a Transaction Document or a provision of a Transaction Document ceases for any reason to be of full force and effect or becomes void, voidable or unenforceable;

(ii)	a law suspends, varies, terminates or excuses performance by the Chargor or a Security Provider of any of its obligations under a Transaction Document or purports to do so;

(iii)
it becomes impossible or unlawful for the Chargor or a Security Provider to perform an obligation under a Transaction Document or for the Chargee to exercise all or any of its rights, powers and remedies under a Transaction Document;

(iv)
any undertaking of the Chargor or a Security Provider under a Transaction Document is not enforceable in accordance with its terms and the Chargor or the Security Provider fails to do, or fails to refrain from doing, the act which it purported to undertake to do or not to do, as the case requires; or

(v)	the Chargor or a Security Provider alleges that a Transaction Document has been affected as described in paragraphs (i) to (iv) inclusive of this sub-clause;

(z)	material adverse change: an event or circumstance occurs which does or may have a Material Adverse Effect on the Chargor or a Security Provider;

(aa)
undertakings: an undertaking given to the Chargee or an agent or adviser of the Chargee by or on behalf of the Chargor, a Security Provider or an agent or adviser of any of them is not honoured strictly in accordance with its terms;

(bb)	Environmental event: under an Environmental Law:

(i)	a Government Agency takes action against the Chargor or a Security Provider;

(ii)	there is a Claim made against or suffered by the Chargor or a Security Provider or the Chargor or a Security Provider incurs an Environmental Liability;

(iii)	the Chargor or a Security Provider is obliged to make expenditure, alter or cease the mode of conduct of any part of its business; or

(iv)	an Authorisation is not granted or ceases to be in full force and effect for any reason or is varied in a manner;

which does or may have a Material Adverse Effect on the Chargor or a Security Provider;

(cc)	other event of default: an event of default (however described in the relevant Transaction Document) occurs under any other Transaction Document; or

(dd)	Group event: any event described in sub-clauses 6.1(a) to (cc) occurs in relation to any member of the Group.

6.2	If an Event of Default occurs the Chargee may by notice to the Chargor:

(a)	declare the Secured Money to be either:

(i)	payable on demand; or

(ii)	immediately due and payable without further demand, notice or other legal formality of any kind; or

(b)	declare the Loan cancelled;

or make both of those declarations.

6.3	A notice given under clause 6.2 is effective on receipt.

6.4	If the Chargee gives a notice under sub-clause 6.2(a)(ii), the Chargor must immediately pay to the Chargee the amount specified in the notice in full.

Money received after Event of Default

6.5	This Deed may be enforced:

(a)	despite the acceptance of any part of the money payable under this Deed after any Event of Default; and

(b)	despite any previous or other Event of Default.

6.6
The Chargee may do or cause to be done all things, including the payment of any money, necessary to remedy any Event of Default but is under no obligation to do so. Any money paid by the Chargee for that purpose forms part of the Secured Money.

7	Interest on overdue amounts

Default interest

7.1
Subject to clause 7.3, the Chargor must pay interest to the Chargee on demand on any amount due and payable by the Chargor under a Transaction Document but unpaid (including interest payable under this clause).

7.2	Interest under clause 7.1:

(a)	accrues on each unpaid amount from and including the due date for payment to the date of actual payment at the rate determined by the Chargee to be the sum of 3% per annum and the higher of:

(i)	the cost to the Chargee of funding the unpaid amount; and

(ii)	the rate, if any, applicable to the unpaid amount immediately before the due date;

calculated with reference to successive periods of a length selected by the Chargee or, if no selection is made, of 1 month, starting on the due date for payment;

(b)	accrues from day to day;

(c)	is calculated on the basis of the actual number of days elapsed (including the first day but excluding the last) and a 365 day year; and

(d)	may be compounded by the Chargee at intervals selected by the Chargee or, if no selection is made, at 1 month intervals.

7.3
The Chargor has no obligation to pay interest under clause 7.1 on any unpaid amount if the Chargor has another obligation to pay default interest on the same unpaid amount under another Transaction Document and the Chargor satisfies that other obligation.

Additional interest

7.4
If a liability under a Transaction Document becomes merged in a judgment, the Chargor must, as an independent obligation, pay interest on the amount of that liability to the Chargee. Interest on the amount of that liability will accrue from the date the amount becomes due until the date the amount is paid, both before and after judgment, at the rate which is the higher of:

(a)	the rate payable under the judgment; and

(b)	the rate referred to in clause 7.2.

Interest on assigned debts

7.5
Unless the Chargor agrees, the Chargor has no obligation under clause 7.1 to pay interest in relation to a debt assigned to the Chargee which forms part of the Secured Money, but remains bound by any other obligation to pay interest on that debt.

8	Powers of Chargee on default

Powers of Chargee

8.1
If an Event of Default occurs, the Chargee has the power to do all acts and things and exercise all rights, powers and remedies that the Chargor could do or exercise in relation to the Secured Property, including the power to:

(a)	take possession: enter, take possession and assume control of the Secured Property and collect and get in and give receipts for the Secured Property;

(b)	receive rents: receive rents and profits of the Secured Property;

(c)	manage: manage the Secured Property;

(d)	carry on business: carry on any business of the Chargor forming part of the Secured Property, or relating to it;

(e)	maintain or improve: do anything to maintain, protect or improve the Secured Property;

(f)	make calls: make calls on capital and premiums of the Chargor and enforce payment of calls;

(g)	sell: sell or agree to sell the Secured Property on terms that the Chargee thinks fit and:

(i)	whether or not the Chargee has taken possession;

(ii)	by public auction, private treaty or by tender;

(iii)	for cash or on deferred purchase terms or a combination of those and whether or not deferred purchase terms provide for the charging of interest or the giving of security;

(iv)	in one lot or in parcels;

(v)	whether or not other property is sold by the Chargee or another person; and

(vi)	whether with or without special provisions including provisions relating to title and payment of the purchase money;

(h)	lease: lease or license any part of the Secured Property, and renew, terminate, surrender or accept the surrender of leases or licences, on terms that the Chargee thinks fit;

(i)	grant options: grant to any person an option to purchase, lease or licence any Secured Property on terms that the Chargee thinks fit;

(j)	Restrictions: grant, release or vary Restrictions;

(k)	fixtures: add or sever fixtures and sell or agree to sell fixtures separately from any real property;

(l)	make agreements or compromises: make any agreement or compromise which the Chargee thinks fit;

(m)	transfer property: surrender or transfer the Secured Property to any Government Agency (whether or not for compensation);

(n)	exchange property: exchange any part of the Secured Property for any other property, whether or not of equal value;

(o)	employ: employ or engage any person on terms that the Chargee thinks fit for the purpose of exercising any of the Chargee's rights, powers or remedies under this Deed;

(p)	delegate: delegate to any person for any time as the Chargee approves any or all of the powers of the Chargee on terms that the Chargee thinks fit;

(q)	give receipts: give effective receipts for all money and other assets that come into the hands of the Chargee;

(r)
perform and enforce: carry out and enforce, or refrain from carrying out or enforcing, agreements entered into or held by the Chargor in relation to the Secured Property or entered into in exercise of the rights, powers or remedies of the Chargee under this Deed;

(s)	insure: insure the Secured Property;

(t)	proceedings: institute, conduct, defend, discontinue, settle, arrange or compromise any proceedings, including proceedings relating to insurance of the Secured Property;

(u)	borrow:

(i)	advance money for the account of the Chargor; or

(ii)	raise or borrow any money in its name or in the name of or on behalf of the Chargor, from any person approved by the Chargee; and

(iii)
secure money advanced under sub-clause 8.1(u)(i) or raised or borrowed under sub-clause 8.1(u)(ii) by a Security Interest over any part of the Secured Property whether ranking in priority to, equally with or after the Charge or any other Security;

(v)	execute documents: execute and deliver documents on behalf of the Chargor under seal or under hand;

(w)	operate bank accounts: operate any bank account forming part of the Secured Property; and

(x)	other acts: do or cause to be done any other act or thing which the Chargee considers necessary or incidental to the exercise of any right, power or remedy of the Chargee.

The powers of the Chargee under this clause are in addition to any rights, powers or remedies conferred on the Chargee by law.

Exclusion of notice

8.2
The Chargee and any Controller appointed by the Chargee may, to the extent that an applicable law permits, exercise a right, power or remedy under a Transaction Document without first giving any notice, or allowing the lapse of any period of time or fulfilling any other condition precedent.

8.3	If an applicable law provides that a right, power or remedy under a Transaction Document may only be exercised after a period of notice is given or a lapse of time occurs:

(a)	if a period of notice or of time is fixed by that law, that period of notice must be given or lapse of that time must occur before exercise of that right, power or remedy; or

(b)	if a period of notice or of time may be fixed by this Deed, one Business Day is fixed as the period during which:

(i)	default must continue before a notice is given demanding repayment or satisfaction of the Secured Money; or

(ii)	a notice requiring payment or satisfaction of the Secured Money must remain unsatisfied;

before exercise of that right, power or remedy.

Not mortgagee in possession

8.4	If the Chargee, or a Controller appointed by the Chargee, takes possession of any Secured Property neither the Chargee or the Controller is liable as a mortgagee in possession.

Give up possession

8.5	The Chargee may give up possession of the Secured Property or any part of it at any time and may discontinue a receivership.

Exclusion of liability

8.6
The Chargee is not liable for losses of any kind which occur as a result of the exercise, or attempted or purported exercise or non-exercise of a right, power or remedy of the Chargee or a Controller appointed by the Chargee, including as a result of the negligence or default of any person.

Protection of third parties

8.7
A person dealing with the Chargee or a Controller appointed by the Chargee in connection with the exercise of any of the Chargee's or the Controller's rights, powers or remedies is not bound to enquire into any matter in connection with the exercise of those rights, powers or remedies, including:

(a)	whether an Event of Default has occurred;

(b)	whether the Secured Money is due and payable;

(c)	whether the right, power or remedy has been properly exercised;

(d)	whether the appointment of a Controller has been duly made; or

(e)	as to the propriety or regularity of any dealing.

8.8	A dealing referred to in clause 8.7:

(a)	is valid and effective despite any irregularity or impropriety referred to in clause 8.7; and

(b)	is not affected by express or constructive notice on the part of any person dealing with the Chargee or a Controller appointed by the Chargee of any matter referred to in clause 8.7.

9	Appointment of Receiver

Appointment

9.1	If an Event of Default occurs the Chargee may:

(a)	appoint in writing:

(i)	any one or more persons to be a receiver or receiver and manager of the Secured Property or part of it; or

(ii)	different receivers or receivers and managers for different parts of the Secured Property,

on terms that the Chargee thinks fit and whether or not:

(iii)	the Chargee has taken possession of the Secured Property; or

(iv)	an order has been made or a resolution passed to wind-up the Chargor;

(b)	remove a Receiver and, if a Receiver is removed, retires or dies, appoint a replacement;

(c)
fix the remuneration of the Receiver at an amount or rate of commission agreed between the Chargee and the Receiver or, if no amount or rate is agreed, the amount or rate determined by the Chargee; and

(d)	if two or more persons are appointed as a Receiver, appoint them jointly or severally or jointly and severally.

Agent of Chargor

9.2	A Receiver is the agent of the Chargor unless and until:

(a)	the Chargee, by notice in writing to the Chargor and the Receiver, requires that the Receiver act as agent of the Chargee: or

(b)	an order is made or a resolution is passed for the winding-up of the Chargor, except to the extent that approval is given under section 420C(1) of the Corporations Act.

9.3	If for any reason a Receiver ceases to be the agent of the Chargor, the Receiver immediately becomes the agent of the Chargee.

9.4	While the Receiver is the agent of the Chargor:

(a)	the Chargor alone is responsible for the acts and defaults of the Receiver; and

(b)	in exercising a right, remedy or power of the Chargee, the Receiver has the authority of both the Chargor and the Chargee.

Powers of Receiver

9.5	A Receiver may do any act, matter or thing and exercise any right, power or remedy that may be done or exercised by the Chargee in relation to the Secured Property.

9.6	The power conferred on a Receiver under clause 9.5 is:

(a)	in addition to any right, power or remedy conferred on the Receiver by law; and

(b)	subject to any specific limitations placed on a Receiver by the terms of the appointment of that Receiver.

10	Receipt and application of money

Order of application

10.1
The Chargee or a Controller appointed by the Chargee may appropriate and apply money which it receives or recovers under the Charge toward any part of the Secured Money and in any order it determines in its absolute discretion.

10.2	If no determination is made under clause 10.1, any money received or recovered under the Charge must, subject to clause 10.4 and to the extent permitted by law, be applied in the following order:

(a)	first, in payment of all amounts which, to the extent required by law, have priority over the payments specified in the remaining paragraphs of this clause;

(b)
secondly, in payment of all costs, charges, expenses or other money incurred or payable by the Chargee, or a Controller appointed by the Chargee, in or in connection with the exercise or attempted or purported exercise of a right, power or remedy under a Transaction Document or the enforcement of the Charge;

(c)	thirdly, in payment of the Controller's remuneration;

(d)	fourthly, in payment or satisfaction of any Security Interest of which the Chargee has notice having priority over the Charge, in order of, and to the extent of, its priority;

(e)	fifthly, in payment of the Secured Money and applied against interest, principal or any other amount the Chargee or Controller thinks fit;

(f)
sixthly, to the extent required by law, in payment of other Security Interests in respect of the Secured Property of which the Chargee or Controller has notice and which are due and payable in accordance with their terms, in the order of their priority; and

(g)	seventhly, in payment of any surplus to the Chargor in accordance with clause 10.7.

Credit actual receipts

10.3
In applying any money toward satisfaction of the Secured Money, the Chargee will credit the Chargor only with that money actually received by the Chargee in Cleared Funds, and that credit will date from the time of actual receipt.

Amounts contingently due

10.4	If money available for distribution to the Chargee relates to a part of the Secured Money which is contingently due to the Chargee:

(a)
that money may be placed in a short-term interest bearing deposit account with any person selected by the Chargee (including the Chargee or a Related Body Corporate of the Chargee) on terms determined by the Chargee until that part of the Secured Money becomes actually due and payable or otherwise ceases to be contingently due; and

(b)	at that time the amount actually owing may be paid to the Chargee and the balance distributed in accordance with clauses 10.1 and 10.2.

Suspense account

10.5	The Chargee may retain and credit to a suspense account:

(a)	any money paid by the Chargor under this Deed;

(b)	any distribution, dividend or payment received in respect of the Secured Money after an Insolvency Event occurs in respect of any person; and

(c)	any money paid by any other person in respect of the Secured Money.

10.6
The amounts credited to the suspense account referred to in clause 10.5 may be retained by the Chargee in that account for as long as the Chargee determines is appropriate. The Chargee may apply those amounts in or towards satisfaction of the Secured Money at any time, but is not under any obligation to do so.

Surplus money

10.7	If at any time after satisfaction of the Secured Money the Chargee holds surplus money payable to the Chargor, that money:

(a)	does not carry interest; and

(b)	may be placed to the credit of an account in the name of the Chargor with a Bank.

10.8	The Chargee has no further liability in respect of money dealt with in accordance with clause 10.7.

Receipts of the Chargee

10.9
The receipt of an Authorised Officer of the Chargee or a Controller appointed by the Chargee for money payable to the Chargee or another asset received by or for the account of the Chargee under a Transaction Document relieves the person making the payment or delivery from all liability to enquire as to:

(a)	the application of that money or other asset;

(b)	whether the Secured Money is due or payable; or

(c)	the propriety or regularity of the appointment of a Controller appointed by the Chargee.

11	Payments

Payments by the Chargor

11.1	All payments by the Chargor to the Chargee under a Transaction Document must be made:

(a)	not later than 11:00 am on the due date for payment;

(b)	in Cleared Funds in Dollars; and

(c)	to the account specified by the Chargee;

or in any other manner that the Chargee notifies to the Chargor.

Business Days

11.2
If an amount would otherwise be due for payment on a day that is not a Business Day, that amount is due on the next Business Day or, if that Business Day is in another calendar month, on the preceding Business Day.

11.3	If any act other than a payment referred to in clause 11.2 must (but for this clause) be done on a day that is not a Business Day, then it must be done on the next Business Day.

Payable on demand

11.4	An amount payable under a Transaction Document that is not payable on a specified date is payable on demand by the Chargee.

Payments in gross

11.5	Subject to clauses 11.6 and 11.7, all money payable by the Chargor under a Transaction Document must be paid unconditionally and in full without:

(a)	set-off or counterclaim of any kind; or

(b)	deduction or withholding for Tax or any other reason, unless the deduction or withholding is required by applicable law.

Deductions and withholdings

11.6
If the Chargor or any other person is required by law to make a deduction or withholding for Tax from a payment under a Transaction Document or the Chargee is required to make a payment for Tax on any payment received or receivable by it under a Transaction Document, the Chargor:

(a)	indemnifies the Chargee against any Claim in respect of the Tax; and

(b)
must immediately pay an additional amount to the Chargee so that, after all applicable deductions, withholdings or payments for Tax, the Chargee actually receives for its own benefit a net amount equal to the amount which it would have received if no deductions, withholdings or payments had been required.

11.7
If the Chargor is required by law to make a deduction or withholding for Tax from a payment to the Chargee under a Transaction Document, the Chargor must pay the full amount of the deduction or withholding to the appropriate Government Agency in accordance with applicable law and deliver the original receipts to the Chargee.

Allocation of receipts

11.8	The Chargee may allocate payments made by or for the account of the Chargor towards principal, interest or other money owing under a Transaction Document as it considers appropriate.

12	Unlawfulness or increased costs

Unlawfulness

12.1
If the Chargee determines that it is or will be unlawful, or it is or will be contrary to any request or requirement of any central bank or any other Government Agency (whether or not having the force of law) for the Chargee to make, fund or maintain the Loan or to otherwise perform its obligations under a Transaction Document, the Chargee must notify the Chargor of its determination. On the giving of that notice to the Chargor the Chargee's obligation to make, fund or maintain the Loan or perform the relevant obligation ceases and the Loan is cancelled.

12.2	The Chargor must pay the Amount Owing to the Chargee in full on the earlier of:

(a)	the next Interest Payment Date after receipt of the Chargee's notice; or

(b)
the date specified in the notice and certified by the Chargee as the last day on which payment is required or permitted in order to comply with the relevant law, request or requirement or prevent or remedy a breach of the relevant law.

Increased costs

12.3	If the Chargee determines that:

(a)
the introduction of, implementation of or a change in any law, or any official directive, requirement or request of any central bank or any other Government Agency (whether or not having the force of law but compliance with which is in accordance with the practice of responsible banks or financial institutions in the relevant jurisdiction) including any one of them relating to:

(i)	capital adequacy, reserve, liquidity or deposit requirements, the classification or allocation of capital or prudential supervision; or

(ii)	a Tax on or affecting payments made or to be made under a Transaction Document; or

(b)	any change in the interpretation or application of any law, official directive, requirement or request referred to in paragraph (a)(i) by a Government Agency;

directly or indirectly:

(c)	increases the cost to the Chargee of underwriting, making, funding or maintaining the Loan or performing an obligation under a Transaction Document;

(d)	reduces the amount of any payment made or payable by or for the account of the Chargor or a Security Provider or received or receivable by the Chargee under a Transaction Document;

(e)	reduces the effective return to the Chargee on capital which is or becomes allocated by the Chargee to the Loan or the effective return on overall capital of the Chargee;

(f)	imposes any requirement that the Chargee make any payment or forego any interest or other return on or calculated by reference to:

(i)	any sum received or receivable by it under any Transaction Document in an amount which the Chargee considers material; or

(ii)	any capital or other amount directly or indirectly allocated by the Chargee to making the Loan available in an amount which the Chargee considers material; or

(g)
restricts or prevents the Chargee from entering into any other transaction with the result that the Chargee incurs any cost or loss of interest or other return specified in paragraphs (iii), (iv), (v) or (vi);

the Chargor must in each such case pay to the Chargee on demand the amounts certified by the Chargee as necessary to compensate it for that increased cost, reduction, payment or foregone interest or return or other cost or loss of interest or other return (each an increased cost).

12.4
Where an increased cost arises from circumstances which relate not only to the Chargee's funding of the Loan, but also to other business, the Chargee is entitled to claim as compensation for the increased cost the amount it determines is fairly attributable to its funding of the Loan. The Chargee may use averaging and attribution methods commonly used by the Chargee or any other method it considers appropriate.

12.5	In providing a certificate under clause 12.3, the Chargee is not required to disclose any confidential information relating to the organisation of its business.

12.6	It will not be a defence that any increased cost could have been avoided.

Mitigation of illegality

12.7
If requested by the Chargor, in any case where clause 12.1 applies, the Chargee will take such steps as may be reasonable and available to it to make the Loan available by some other means including by a transfer of the Chargee's rights and obligations to a Related Body Corporate. Failure by the Chargee to do so does not release the Chargor from its obligations under clause 5.1 and the Chargor agrees that no right of action arises as a result.

12.8
Nothing in clause 12.7 obliges the Chargee to incur any additional costs (excluding immaterial administrative expenses) or to take any steps which, in the Chargee's opinion, could be detrimental to its or any of its Related Body Corporate's interests, whether by way of an economic, legal or regulatory disadvantage or in any other way.

12.9	The Chargor must reimburse the Chargee on demand for any costs incurred in taking any steps under clause 12.7.

Mitigation of increased costs

12.10
If requested by the Chargor, in any case where clause 12.3 applies, the Chargee will take such steps as may be reasonable and available to it to minimise the amount of any increased cost including by a transfer of the Chargee's rights and obligations to a Related Body Corporate. Failure by the Chargee to do so does not release the Chargor from its obligations under clause 12.3 and the Chargor agrees that no right of action arises as a result.

12.11
Nothing in clause 12.10 obliges the Chargee to incur any additional costs (excluding immaterial administrative expenses) or to take any steps which, in the Chargee's opinion, could be detrimental to its or any of its Related Body Corporate's interests, whether by way of an economic, legal or regulatory disadvantage or in any other way.

12.12	The Chargor must reimburse the Chargee on demand for any costs incurred in taking any steps under clause 12.10.

13	Indemnities

General indemnity

13.1	The Chargor unconditionally and irrevocably indemnifies the Chargee against any Claim suffered or incurred or payable by the Chargee arising directly or indirectly as a result of:

(a)	an Event of Default or the exercise or attempted exercise by the Chargee of a right or power arising from an Event of Default; or

(b)	the failure by the Chargor to draw down the Loan for any reason (including failure to satisfy a condition precedent but excluding default by the Chargee); or

(c)
the failure of the Chargor to make a prepayment in accordance with a notice of prepayment or a repayment of the Loan or any part of the Loan being made on any day other than the last day of an Interest Period for the Loan and in accordance with this Agreement; or

(d)	the use, operation, maintenance or repair of the Secured Property or the breach of an Environmental Law affecting the Secured Property.

13.2	Without limiting clause 13.1, the indemnity of the Chargor includes an indemnity against loss of profit or other loss, cost, penalty, expense or Tax incurred or payable by the Chargee in:

(a)	liquidating or redeploying funds acquired from third parties; or

(b)
terminating, reversing or varying arrangements to fund the Loan or any part of it or any interest rate or currency hedge, related trading position, or other derivatives arrangement put in place by the Chargee in respect of the Loan or any part of it.

The amount of loss of profit or other loss may be determined by the Chargee by reference to a pool of funds and averaging techniques rather than by reference to a specific borrowing or a specific contract made in respect of the Loan or any part of it.

13.3	Without limiting clause 13.1, the indemnity of the Chargor includes an indemnity for legal costs and other expenses (and Taxes on those amounts) on a full indemnity basis.

Currency indemnity

13.4
If an amount payable by the Chargor or a Security Provider under a Transaction Document is received or recovered by the Chargee or a Controller in a currency other than Dollars (whether under a judgment, in the winding-up of the Chargor or a Security Provider or otherwise):

(a)
the obligations of the Chargor or the Security Provider are discharged only to the extent that the Chargee or Controller may purchase Dollars with that other currency in accordance with its usual banking procedures on receipt of that amount; and

(b)
the Chargor indemnifies the Chargee or Controller in respect of, and will immediately pay to the Chargee or to the Controller, the amount of any shortfall between the amount in Dollars which may be purchased under sub-clause 13.4(a), after deducting any costs of exchange and any other related costs and Taxes, and the relevant sum payable under the Transaction Documents.

Survival of indemnities

13.5
The indemnities in this Agreement are continuing obligations of the Chargor, separate and independent from the other obligations of the Chargor and survive the termination of this Agreement or any other Transaction Document.

13.6	It is not necessary for the Chargee to incur expense or make payment before enforcing a right of indemnity under this Agreement.

14	Assignment

Assignment by the Chargor

14.1
The Chargor must not assign or otherwise transfer, create any charge, trust or other interest in or otherwise deal with a Transaction Document or a right, remedy, power, duty or obligation under a Transaction Document without the prior written consent of the Chargee.

Assignment by the Chargee

14.2
The Chargee must not assign or otherwise transfer, create any charge, trust or other interest in or otherwise deal with a Transaction Document or a right, remedy, power, duty or obligation under a Transaction Document without the prior written consent of the Chargor.

Disclosure

14.3
The Chargee may disclose to a potential assignee, transferee, participant or sub-participant or any other person who is considering entering into contractual relations with it in connection with or in relation to a Transaction Document any information about the Chargor, a Security Provider and the Group and the Transaction Documents as the Chargee considers appropriate.

15	Set-off

Set-off

15.1
The Chargee may, without notice to the Chargor or any other person, set-off and apply the whole or any part of any credit balance on any account of the Chargor with the Chargee and any money owing by the Chargee to the Chargor towards satisfaction of any Secured Money irrespective of:

(a)	whether the account is subject to notice;

(b)	whether the account is matured or the amount is due; or

(c)	the currency of the account or the amount owing.

Currency conversion

15.2
If the currency of the Chargor’s account or the amount owing referred to in clause 15.1 is not Dollars, the Chargee may for the purpose of clause 15.1 effect currency exchanges in accordance with its usual banking procedures and apply the amount purchased, after deducting any costs of exchange and any other related costs and Taxes, in accordance with clause 15.1.

Additional right

15.3	The right of set-off contained in this clause 15 is in addition to any general or banker's lien, right of set-off, right to combine accounts or other right to which the Chargee is entitled.

16	Notices

16.1	All notices must be:

(a)	in legible writing and in English;

(b)	addressed to the recipient at the address or facsimile number set out below or to any other address or facsimile number that a party may notify to the other:

to the Chargor:

Address:	Level 1, 204-218 Botany Road, Alexandria NSW 2015
Attention:	Jack Vaisman/Richard Doyle
Facsimile no:	(02) 9640 5186

to the Chargee:

Address:	530 Collins Street, Melbourne VIC 3001
Attention:	David McWilliams
Facsimile no:	(03) 9273 2667

Address:	Level 41, 2 Park Street, Sydney NSW 2000
Attention:	Richard Telfer
Facsimile no:	(02) 8267 8691

(c)	signed by the party or, where the sender is a company, by an Authorised Officer or under the common seal of the sender; and

(d)	sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or facsimile.

16.2	Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received:

(a)	if sent by hand, when left at the address of the recipient;

(b)	if sent by prepaid post, 3 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

(c)
if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the sender's machine indicating that the whole facsimile was sent to the recipient's facsimile number;

but if a notice is served by hand, or is received by the recipient's facsimile, on a day that is not a Business Day, or after 5:00 pm (recipient's local time) on a Business Day, the notice will be considered to have been received by the recipient at 9:00 am (recipient's local time) on the next Business Day.

17	Indemnities

17.1	The Chargor unconditionally and irrevocably indemnifies the Chargee against any Claim suffered or incurred or payable by the Chargee arising directly or indirectly as a result of:

(a)	an Event of Default or the exercise or attempted exercise by the Chargee of a right or power arising from an Event of Default; or

(b)	the failure of the Chargor to make a payment or perform an obligation in accordance with a Transaction Document; or

(c)	the Secured Property or the use or occupation of the Secured Property by any person.

17.2	Without limiting clause 17.1, the indemnity of the Chargor includes an indemnity for legal costs and other expenses (and Taxes on those amounts) on a full indemnity basis.

17.3
The indemnities in this Deed are continuing obligations of the Chargor, separate and independent from the other obligations of the Chargor and survive the termination of this Deed or any other Transaction Document.

17.4	It is not necessary for the Chargee to incur expense or make payment before enforcing a right of indemnity under this Deed.

18	Preservation of rights

Interests in land

18.1	The Chargor must, at its own expense, if requested by the Chargee, execute and deliver a mortgage or other Security Interest over any real property and any other property or rights:

(a)	which forms part of the Secured Property and which is acquired by the Chargor, or into which any Secured Property is converted, after the date of this Deed; or

(b)	which is acquired by the Chargor as a result of its ownership of the Secured Property; or

(c)
which is acquired by the Chargor as a result of the expropriation, seizure, confiscation, requisition, resumption or compulsory acquisition of the Secured Property, including any right to compensation.

18.2	The mortgage or other Security Interest referred to in clause 18.1 must:

(a)	be in favour of the Chargee;

(b)	if applicable, be in registrable form;

(c)	secure the Secured Money; and

(d)	be on terms acceptable to the Chargee, but no more onerous than this Deed.

Attorney

18.3	The Chargor irrevocably appoints the Chargee, a Controller appointed by the Chargee, and each of their respective Authorised Officers, severally as its attorney to do any of the following:

(a)	perform the obligations of the Chargor under the Transaction Documents;

(b)
in the name of the Chargor or the attorney, do everything the attorney considers necessary or desirable to give full effect to a right, remedy or power of the Chargee or the Controller under a Transaction Document (including signing and lodging proofs of debt and similar claims in legal proceedings);

(c)	appoint substitutes or delegate its powers (including this power of delegation) to any person for any period and revoke any substitution or delegation; and

(d)	after an Event of Default has occurred, do everything that the Chargor may lawfully authorise an attorney to do in respect of the Secured Property.

18.4	An attorney of the Chargor may exercise its powers even if the exercise of the power constitutes a conflict of interest or duty.

18.5	If required by the Chargee, the Chargor must ratify anything an attorney or its substitute or delegate does in exercising its powers under clause 18.3.

Completion of blanks

18.6
The Chargee and each Authorised Officer of the Chargee is authorised to fill in any blanks and otherwise complete this Deed and any other documents executed by the Chargor and deposited with the Chargee in connection with this Deed.

Priority of future advances

18.7
All Secured Money which is advanced, paid, provided or otherwise arises after the receipt of notice by the Chargee of the creation of any other Security Interest is secured by this Deed in priority to any money secured by that other Security Interest, unless the Chargee specifically agrees otherwise in writing.

18.8	Clause 18.7 has effect despite:

(a)	any rule of law to the contrary; and

(b)	the Chargee having notice of the creation of another Security Interest.

Rights regarding prior Security Interests

18.9
The Chargee may pay or discharge any money, obligation or liability secured by a Security Interest having priority over this Deed and take a transfer of that Security Interest for the benefit of the Chargee and:

(a)
the Chargor authorises, directs and consents to a person having the benefit of the prior Security Interest providing the Chargee with all information it requires in relation to the prior Security Interest, including as to amounts secured by the prior Security Interest, despite any term to the contrary effect in that prior Security Interest; and

(b)
any money paid by the Chargor to the Chargee after the date of transfer is available to be applied by the Chargee in its absolute discretion to either that part of the Secured Money comprising the money secured by the prior Security Interest or to any other Secured Money.

No marshalling

18.10	The Chargee is not required before it enforces the Charge or any other Security to:

(a)	give notice of this Deed to any person;

(b)	enforce payment of or appropriate any Secured Money or other money or assets which it at any time holds or is entitled to receive;

(c)	marshal, enforce, realise or otherwise resort to any other Security; or

(d)	commence proceedings or enforce any right against the Chargor or any other person;

unless the Chargee thinks fit.

No merger

18.11	No Transaction Document merges, discharges, postpones or adversely affects in any other way the rights, remedies or powers of the Chargee under any other Transaction Document.

18.12	Nothing in any Transaction Document merges, discharges, postpones or adversely affects in any other way a Security or any of the rights, remedies or powers of the Chargee against any person.

18.13
If a judgment is made in favour of the Chargee against the Chargor or a Security Provider in respect of the Secured Money or any part of it, the Chargee holds the judgment collaterally with the Transaction Documents as security for payment of the Secured Money and no Transaction Document merges in the judgment.

Moratorium legislation

18.14	To the extent permitted by law, a provision of a law is excluded if it does or may, directly or indirectly:

(a)	lessen or vary in any other way the Chargor’s obligations under a Transaction Document; or

(b)
delay, curtail or prevent or adversely affect in any other way the exercise by the Chargee or a Controller appointed by the Chargee of any of its rights, remedies or powers under a Transaction Document.

Waiver and exercise of rights

18.15
A waiver by the Chargee of a provision of or of a right under a Transaction Document is binding on the Chargee only if it is given in writing and is signed by the Chargee or an Authorised Officer of the Chargee.

18.16	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

18.17	A single or partial exercise of a right by the Chargee does not prevent another exercise or attempted exercise of that right or the exercise of another right.

18.18	Failure by the Chargee to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

18.19	The Chargee is not liable for any loss, cost or expense of the Chargor caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

Rights cumulative

18.20	The rights, remedies and powers under the Transaction Documents of the Chargee, or a Controller appointed by the Chargee, are cumulative and do not exclude any other rights, remedies or powers.

Further assurances

18.21
The Chargor must, at its own expense, whenever requested by the Chargee, promptly do or cause to be done, and cause each Security Provider to do or cause to be done, anything which the Chargee considers necessary or desirable to:

(a)	give full effect to a Transaction Document; or

(b)	more fully secure the rights, remedies and powers of the Chargee under a Transaction Document or to enable the Chargee to exercise those rights, remedies and powers; or

(c)	perfect or complete any transfer or assignment referred to in clause 18 and the benefit of any Security in relation to any transfer or assignment;

including signing and delivering documents.

Time of the essence

18.22	Time is of the essence of the performance of each of the Chargor’s obligations under each Transaction Document.

19	General provisions

Invalid or unenforceable provisions

19.1	If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	that fact does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions.

19.2
Without limiting clause 19.1, if an Authorisation is required under any law before the creation of Security Interest over an item of the Secured Property and the absence of the Authorisation does or might render this Deed invalid or unenforceable in whole or in part unless and until the Authorisation is obtained:

(a)	the Secured Property is considered not to include that item unless and until the Authorisation is obtained; and

(b)	immediately on the Authorisation being obtained, the Secured Property includes that item and, if permitted by the relevant law, is deemed to have included that item from the date of this Deed.

Amendment

19.3	This Deed may be amended only by a document signed by all parties.

Counterparts

19.4	This Deed may be signed in counterparts and all counterparts taken together constitute one document.

Successors and assigns

19.5	This Deed is binding on, and has effect for the benefit of, the parties and their respective successors and permitted assigns.

Consents and approvals

19.6	The Chargee may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless a Transaction Document expressly provides otherwise.

19.7
If, under a Transaction Document, the Chargee must or may form an opinion or hold a considered view, that opinion may be formed or view held in its absolute discretion on its behalf by its board of directors or an Authorised Officer of the Chargee.

19.8	The Chargee may give reasons in respect of a matter described in clause 19.2 or clause 19.3 but is not obliged to do so.

Chargee’s certificate

19.9
A certificate signed by an Authorised Officer of the Chargee stating an amount due, owing or payable or a rate or any other matter for the purpose of a Transaction Document is, in the absence of manifest error, conclusive and binding on the Chargor.

Certifications

19.10
Any document or thing required to be certified by the Chargor or a Security Provider must be certified by an Authorised Officer of the Chargor or the Security Provider, as the case requires, or in any other manner that the Chargee approves.

Amendment

19.11	This Agreement may be amended only by a document signed by all parties.

Counterparts

19.12	This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

Successors and assigns

19.13	This Agreement is binding on, and has effect for the benefit of, the parties and their respective successors and permitted assigns.

20	Governing law and jurisdiction

20.1	This Deed is governed by the laws of New South Wales.

20.2	The Chargor irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Service of process

20.3	The Chargor agrees that a document required to be served in proceedings about a Transaction Document may be served:

(a)	by being delivered to or left at its address for service of notices under clause 16.1; or

(b)	in any other way permitted by law.

Execution

Executed as a deed.

Signed sealed and delivered
by AMI Australia Holdings Pty Limited
In accordance with section 127 of the Corporations Act

Signature of director/secretary	Signature of director

Name of director/secretary (please print)	Name of director (please print)

Signed sealed and delivered
by ANZ Nominees Limited
In accordance with section 127 of the Corporations Act

Signature of director/secretary	Signature of director

Name of director/secretary (please print)	Name of director (please print)

Schedule 1

Security

First Ranking Fixed and Floating Charge over AMI Australia Holdings Pty Limited